UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 3, 2018

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 SW Fifth Ave, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

No change since last report
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 5 — Corporate Governance and Management

Item 5.08. Shareholder Director Nominations.

On February 3, 2018, the Board of Directors of Lattice Semiconductor Corporation (the “Company”) determined to extend to March 2, 2018, the deadline under the Company’s bylaws for stockholders to nominate directors and propose other business for consideration at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”).

Accordingly, in order for a stockholder proposal made outside of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) or the nomination of a director candidate to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act in respect of the Annual Meeting, such proposal or nomination must be received by the Company at its principal executive office before 5:00 p.m., Pacific time, on March 2, 2018, and be in compliance with the Company’s Bylaws, as amended. Proposals and nominations should be directed to the attention of the Corporate Secretary, Lattice Semiconductor Corporation, 111 SW Fifth Avenue, Suite 700, Portland, OR 97204.

Section 8 — Other Information
Item 8.01. Other Events.

The information set forth under the caption “Item 5.08. Shareholder Director Nominations” is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
		By:	/s/ Max Downing
Date:	February 8, 2018		Max Downing Chief Financial Officer

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